UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 24, 2021

(Date of earliest event reported)

IBM CREDIT LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55786	22-2351962
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

One North Castle Drive Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

914-765-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Redemption of Outstanding IBM Credit Notes

On February 24, 2021, IBM Credit LLC notified The Bank of New York Mellon, as trustee, that it will redeem its $500 million aggregate principal amount of 3.600% Notes due 2021, $500 million aggregate principal amount of 2.200% Notes due 2022, and $750 million aggregate principal amount of 3.000% Notes due 2023, in each case in full at the applicable redemption price calculated in accordance with the terms of the notes, plus accrued and unpaid interest. The redemption date for the notes will be March 26, 2021. This Current Report on Form 8-K is not a notice of redemption.

Deregistration of IBM Credit

Consistent with IBM’s refocused Global Financing strategy, and expected capital needs, IBM Credit will no longer require direct access to the public capital markets. As part of IBM’s overall 2021 debt pay down strategy, in the first half of 2021, IBM Credit will redeem $1.75 billion of outstanding debt and deregister with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 24, 2021

	By:	/s/ Adam Wilson
Adam Wilson
Vice President, Finance

3